UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2012

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2012, the Board of Directors (the “Board”) of Cornerstone Therapeutics Inc. (the “Company”) appointed Alastair McEwan as the Company’s Chief Financial Officer, effective November 6, 2012. Mr. McEwan will serve as the Company’s Principal Financial Officer and Treasurer.

Mr. McEwan, age 57, joined the Company from his role as a pharmaceutical industry consultant. In this role, from July 2006 to November 2012, Mr. McEwan consulted on various drug development initiatives and advised potential investors in numerous public and private mergers, acquisitions, divestments and capital restructuring initiatives. Mr. McEwan previously served on the Board following the completion of the Company’s merger with Cornerstone BioPharma Holdings, Inc. (“Cornerstone BioPharma”) on October 31, 2008 (whereby Cornerstone BioPharma became a wholly owned subsidiary of the Company) until July 28, 2009, the date of the completion of the original investment in the Company by Chiesi Farmaceutici S.p.A., the Company’s majority stockholder (the “Chiesi Transaction”). Mr. McEwan joined Cornerstone BioPharma’s board of directors in August 2005 and became chairman of its board of directors in January 2006, serving in such capacities until the completion of the Chiesi Transaction. From October 2005 through December 2005, Mr. McEwan served as Cornerstone BioPharma’s interim Chief Financial Officer. Prior to joining Cornerstone BioPharma, from June 1996 to December 2004, Mr. McEwan served in a variety of positions at Inveresk Research Group, Inc. (“Inveresk”), including as Group Executive Vice President, as President of Inveresk Global Clinical Operations and President of Inveresk Clinical Americas’ operations. Mr. McEwan also served as a member of the Group Executive Board of Inveresk from 1999 to 2004. Mr. McEwan served as director of Averion International Corp., a publicly traded international contract research organization, from February 2006 until December 2009. Mr. McEwan qualified as a Chartered Accountant in 1979 with the Institute of Chartered Accountants of Scotland and holds a Bachelor of Commerce from the University of Edinburgh.

In connection with his employment, Mr. McEwan entered into an employment agreement with the Company on November 6, 2012 (the “ Employment Agreement”). Under the Employment Agreement, Mr. McEwan will receive an annual base salary of $190,000, subject to periodic adjustment as determined by the Board. In addition, Mr. McEwan is eligible for an annual target bonus of up to 35% of his then annual base salary, which has been adjusted to 5.37% of his annual salary for 2012, and an annual equity award. The actual amount of any cash bonus or equity award will be determined by the Compensation Committee of the Board (the “Compensation Committee”), subject to ratification by the Board. Mr. McEwan will generally be entitled to participate in other employee benefit and bonus programs established by the Company from time to time.

If the Company terminates Mr. McEwan’s employment without Cause or if Mr. McEwan terminates his employment for Good Reason, in each case as those terms are defined in the Employment Agreement, then the Company is obligated to provide the following severance benefits to Mr. McEwan:

•	Payment of compensation and benefits otherwise payable and expenses otherwise reimbursable through the last day of actual employment by the Company;

•	a lump sum payment in an amount equal to the pro rata portion of Mr. McEwan’s target cash bonus in effect in the year of termination; and

•	accelerated vesting of all of Mr. McEwan’s outstanding unvested restricted stock.

To be eligible to receive any severance benefits under the Employment Agreement, Mr. McEwan must execute and deliver to the Company a severance agreement and release drafted by and reasonably satisfactory to counsel to the Company.

Under the Employment Agreement, on November 6, 2012, the Company granted Mr. McEwan 50,000 shares of restricted common stock. The restricted stock vests over a two-year period following the grant date, with 50% of the award vesting on each of the first two anniversaries of the grant date. In the event that the Compensation Committee determines that there is no longer a reasonable market for the Company’s common stock, then all of Mr. McEwan’s restricted stock will be cancelled and replaced with rights that vest on the same schedule as the underlying shares. Each such vested right, so long as it has been vested for (or relates to a share of restricted stock that has been vested for) at least six months, will allow Mr. McEwan to demand payment in cash from the Company of an amount equal to the fair market value of the Company’s common stock at the time of the demand.

The Employment Agreement contains other terms and provisions that are customary for employment agreements of this nature, including provisions related to noncompetition, nonsolicitation, nondisparagement, confidentiality, ownership of proprietary information and assignment of inventions.

In connection with Mr. McEwan’s entry into the Employment Agreement, the Company and Mr. McEwan also entered into a separate letter agreement on November 6, 2012 (the “Letter Agreement”) pursuant to which Mr. McEwan is eligible to receive restricted common stock upon the closing of transactions involving the acquisition or divestiture by the Company of product assets, regardless of the structure of those transactions. The restricted stock will be awarded at the closing of any such transaction in an amount determined using a pre-defined formula of 800 shares for each $1 million of transaction value, up to $100 million of transaction value, and 200 shares per $1 million of additional transaction value in excess of $100 million, with a maximum award in respect of any transaction not to exceed $1 million based on the then-current market value of shares of the Company’s common stock. Any such restricted stock will vest in equal parts on the first two anniversaries of its award date.

Mr. McEwan does not have any family relationship with any of the Company’s directors or executive officers. Since Mr. McEwan’s previous resignation from the Board in July 2009, Mr. McEwan has served as a consultant to the Company with respect to various financial and related matters. The total amount earned by Mr. McEwan under these arrangements from January 1, 2011 through November 5, 2012, the date his consulting arrangement with the Company ceased, was approximately $130,000.

Copies of the Employment Agreement and the Letter Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the Company refers you to such exhibits for the complete terms of such agreements, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

     See the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

November 9, 2012	By:	Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: EVP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement between Alastair McEwan and Cornerstone Therapeutics Inc. dated November 6, 2012.
10.2	Letter Agreement between Alastair McEwan and Cornerstone Therapeutics Inc. dated November 6, 2012.